As filed with the Securities and Exchange Commission on January 6, 2004

Registration No. 333-52852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICROSOFT CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1144442
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Microsoft Way

Redmond, Washington

98052-6399

(Address of Principal Executive Offices, including zip code)

Microsoft Corporation 2001 Stock Plan

(Full title of the plan)

John Seethoff

Deputy General Counsel, Finance and Operations

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Name, address and telephone number, including area code, of agent for service)

Copies of all communications to:

Richard B. Dodd

Matthew S. Topham

Preston Gates & Ellis LLP

925 Fourth Avenue, Suite 2900

Seattle, WA 98104

(206) 623-7580

EXPLANATORY NOTE

Microsoft Corporation (“Microsoft”), is filing this post-effective amendment to deregister 26,802,083 shares of Microsoft common stock that were registered under the Registration Statement on Form S-8 filed on December 28, 2000 (File No. 333-52852) for issuance pursuant to the Microsoft Corporation 2001 Stock Plan, as amended (the “2001 Stock Plan”).

On December 11, 2003, 26,802,083 options to purchase shares of common stock that were originally granted pursuant to the 2001 Stock Plan were transferred to JP Morgan Chase Bank in connection with an option transfer program. Pursuant to the terms of the 2001 Stock Plan, the transferred options must be removed from the 2001 Stock Plan and the shares subject to such options will not be available for regrant under the 2001 Stock Plan regardless of whether the transferred options are exercised or expire without exercise.

Item 8. Exhibits.

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 5th day of January, 2004.

MICROSOFT CORPORATION

By:	/s/ John G. Connors
John G. Connors
Senior Vice President, Chief Financial
Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 5, 2004.

Signature	Title

* William H. Gates III	Chairman, Chief Software Architect, Director

* Steven A. Ballmer	Chief Executive Officer, Director (Principal Executive Officer)

* James I. Cash, Jr., Ph.D.	Director

* Raymond V. Gilmartin	Director

* Ann McLaughlin Korologos	Director

* David F. Marquardt	Director

* Charles H. Noski	Director

* Helmut Panke	Director

* W. G. Reed, Jr.	Director

* Jon A. Shirley	Director

* John G. Connors	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ John A. Seethoff

John A. Seethoff

Attorney-In-Fact pursuant to a Power of Attorney attached as an exhibit hereto